                        THE COMMONWEALTH OF MASSACHUSETTS

                            William Francis Galvin        FEDERAL IDENTIFICATION
                         Secretary of the Commonwealth    NO. 04-3223993
                                                              ----------

                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02103
                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

We, Edward P. Settino, Jr. And                                 , President, and
    Andrew R. Bulens                                                Clerk of

                      METROPOLITAN MARINA MANAGEMENT, INC.
----------------------------------------------------------------------
                          (EXACT Name of Corporation)

Located at:     84 Seattle Street, Allston, MA 02134
            ----------------------------------------------------------
                     (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

              ARTICLE I AND ARTICLE II
----------------------------------------------------------------------
  (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on March 20,
                                                                       --------
1996, by vote of:
  --

     100      shares of Common            out of     100     shares outstanding,
-------------           -----------------        -----------
                         type, class &
                         series (if any)

              shares of                   out of         shares outstanding, and
-------------           -----------------        --------
                         type, class &
                         series (if any)

              shares of                   out of             shares outstanding,
-------------           -----------------        -----------
                         type, class &
                         series (if any)

CROSS OUT         being all of each type, class or series outstanding and
INAPPLICABLE      entitled to vote thereon:
CLAUSE

VOTED             To change the name of this corporation to read as follows:
                  "EVENTS PARKING CO., INC."

VOTED By adding at the beginning of the first sentence of ARTICLE II the following: "To own, maintain and operate a parking facility; to operate and manage parking facilities owned by others; to operate and manage parking facilities from time to time at public events.

                  (1) For amendments adopted pursuant to Chapter 156B, Section
                      70.

                  (2) For amendments adopted pursuant to Chapter 156B, Section
                      71

                  Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

EFFECTIVE DATE:
                -------------------------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 20th day of March, in the year 1996.


            /s/ Edward P. Settino, Jr.                          President
----------------------------------------------------------------
Edward P. Settino, Jr. President


               /s/ Andrew R. Bulens                             Clerk
----------------------------------------------------------------
Andrew R. Bulens, Clerk


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

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                      GENERAL LAWS, CHAPTER 156B SECTION 72

                   ==========================================

                  I hereby approve the within articles of amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 29th day of MARCH 1996.


                            /s/ William Francis Galvin
                           Secretary of the Commonwealth

                    -----------------------------------------

                               A TRUE COPY ATTEST

                           /S/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                     DATE   8/27/98       CLERK
                          ----------            ----------
                    -----------------------------------------

         TO BE FILLED IN BY COPORATION

         PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

         TO: Gary Banks, Esquire
             -----------------------------------------------------
             10 Winthrop Square - 2nd Floor
             -----------------------------------------------------
             Boston, MA 02110
             -----------------------------------------------------
            Telephone: (617) 350-3050
                      --------------------------------------------


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

                       The Commonwealth of Massachusetts
                       Office of the Secretary of State
                        Michael J. Connolly, Secretary
             One Ashburton Place, Boston, Massachusetts 02108-1512

                           ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 156B)

                                   ARTICLE I
                        The name of the corporation is:

                      METROPOLITAN MARINA MANAGEMNT, INC.

                                  ARTICLE II

          The purpose of the corporation is to engage in the following business activities:

      To build, maintain, and/or operate marinas; To build, maintain and/or operate any buildings and any other facilities in connection with the operation of marinas; To provide fuel for use by any commercial or pleasure boats of any kind or description; To provide for the hauling, storage, repair and maintenance of any boat of any type or description; To deal in, sell, operate and let for hire boats of any kind or description ; To deal in, sell operate and let for hire boats of any kind or description; To purchase, sell, acquire, hold, dispose of, encumber or deal in all kinds of personal property; To purchase, or lease, sell, mortgage, or otherwise acquire, hold and dispose of any buildings or real estate, or interests therein in connection with the conduct of the business; To own, lease or operate any business in conjunction with any other business owned, leased or operated by the corporation; To carry on in furtherance of these purposes any activity advantageous to the business of the corporation; To apply for, obtain and hold any and all licenses or permits needed to conduct any activity or action which this corporation is authorized to conduct; To enter into licensing, franchising, or marketing agreements with respect to any trade names, patents, copyrights or other items of protectable intellectual property; To prepare and serve food for on premises or off premises consumption; To exercise all powers permitted to be exercised by a corporation in Section 9 of Chapter 156B of the Massachusetts General Laws; To carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

      In furtherance and not in limitation of the foregoing purposes and powers to do so, to have all powers necessary, convenient or advisable to accomplish one or more of the purposes of this corporation, or which are calculated directly or indirectly to promote or enhance the value of its property, which may or hereafter be lawful for the corporation to do or exercise under and in pursuance of the laws of the Commonwealth of Massachusetts.

                                   ARTICLE III

      The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

===================================  ========================================
     WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS

-----------------------------------  ----------------------------------------

      TYPE         NO. OF SHARES          TYPE       NO. OF SHARES  PAR VALUE

-----------------------------------  ----------------------------------------
COMMON             200,000           COMMON

-----------------------------------  ----------------------------------------
PREFERRED                            PREFERRED

===================================  ========================================

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

        See Continuation Sheet 5A attached hereto and made a part hereof.

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for it voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

        See Continuation Sheet 6A attached hereto and made a part hereof.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                      Metropolitan Marina Management, Inc.

                              ---------------------

                              Continuation Sheet 6A
                               (Item 6 continued)

The By-Laws may provide that the directors may make, amend or repeal the By-Laws in part or in whole to the extent permitted by law.

The corporation may be a partner in any business enterprise which it would itself have the power to direct.

A director of the corporation shall not be personally liable to the corporation for monetary damages for breach of fiduciary duty as a director. Such liability is hereby eliminated, not withstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involved intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws or
(iv) from any transaction from which the director derived an improper personal benefit, it being the intention of this provision to limit the liability of a director to the maximum extent allowed by law. If the Business Corporation Law hereafter is amended to authorize the further elimination of, or limitation on, the liability of directors, then the liability of a director of the corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by such amendment or amendments. Any repeal or modification of this provision by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of a corporation existing at the time of such repeal or modification. The benefits of this provision shall be cumulative and not in limitation of any other provision of law, including but not limited to any provision affording the benefit of indemnification to directors of the corporation.

                         Metropolitan Marina Management

                              ---------------------

                              Continuation Sheet 5A
                               (Item 5 continued)

      Any stockholder, including the heirs, executors or the administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following: He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator. After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have 30 days within which to purchase the same at such valuation, but if at the expiration of 30 days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit. No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable)

            20 Linden Street, Boston, MA 02134

b. The name, residence and post office address (if different) of the directors and officers of the corporation are:

                  NAME                   RESIDENCE         POST OFFICE ADDRESS

President: Edward P. Settino, Jr.   67 Shadow Lake Road    Salem, NH 03079

Treasurer: Edward P. Settino, Jr.        "       "              "     "

Clerk:     Andrew R. Bulens         326 High Street        Abington, MA 02351

Directors: Edward P. Settino, Jr.   67 Shadow Lake Road    Salem, NH 03079

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

            December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: NA

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this

7th day of March 1994.


            /s/ Edward P. Settino, Jr.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

                  =============================================

                     I hereby certify that, upon examination of these articles
               of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles, and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 8th day of March 1994.


                             /s/ Michael J. Connolly

                               MICHAEL J. CONNOLLY
                                Secretary of State

                    -----------------------------------------

                               A TRUE COPY ATTEST

                           /S/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                          SECRETARY OF THE COMMONWEALTH

                       DATE  3/31/98       CLERK
                           -----------          -----------
                    -----------------------------------------

              PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT TO:

                    WILLIAM T. CORBETT, ESQ.
               ---------------------------------------------------
                    41 Temple Street
               ---------------------------------------------------
                    Boston, MA 02114
               ---------------------------------------------------
                 Telephone: (617) 573-8189
                           ---------------------------------------


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